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                                                                    EXHIBIT 11.1

AVAX TECHNOLOGIES, INC.
COMPUTATION OF EARNINGS (LOSS) PER SHARE 10K

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          MONTH OF                                    MONTHS O/S     THREE MONTHS    THREE MONTHS      YEAR             YEAR
       ISSUANCE FOR                  NUMBER OF        EACH GIVEN         ENDED          ENDED          ENDED            ENDED
       F/S PURPOSES                    SHARES           YEAR            6/30/00        6/30/01        6/30/00          6/30/01
       ------------                    ------           ----            -------        -------        --------         -------
January '90                             582,500                         582,500         582,500         582,500         582,500

August '91                              230,000                         230,000         230,000         230,000         230,000

June '92                                287,098                         287,098         287,098         287,098         287,098

July '93                                  7,358
November '93                              1,359
                                     ----------
                                          8,717                           8,717           8,717           8,717           8,717
                                     ----------

July '94                                  3,750                           3,750           3,750           3,750           3,750


April '95                              (111,330)
May '95                                (196,618)
September '95                           402,490
November '95                          1,374,728
                                     ----------
                                      1,469,270                       1,469,270       1,469,270       1,469,270       1,469,270
                                     ----------

March '96                               (77,901)
May & June '96                          321,875
May & June '96                          129,099
June '96                                  9,875
July '96                                146,875
                                     ----------
                                        529,823                         529,823         529,823         529,823         529,823
                                     ----------

June '97                                407,093
July, August & Sept '97                 661,901
Oct, Nov & Dec '97                      402,153
                                     ----------
                                      1,471,147                       1,471,147       1,471,147       1,471,147       1,471,147
                                     ----------

Jan, Feb & March '98                    285,832                         285,832         285,832         285,832         285,832
April, May & June '98                   353,236                         353,236         353,236         353,236         353,236
July, Aug & Sept                      4,319,243                       4,319,243       4,319,243       4,319,243       4,319,243
Oct., Nov. & Dec '98                    466,503                         464,329         466,503         466,503         466,503
                                     ----------
                                      5,424,814
                                     ----------

Jan, Feb & March '99                    305,570                         305,570         305,570         305,570         305,570
April, May & June '99                   442,897                         442,897         442,897         442,897         442,897
July, Aug & Sept '99                    165,648                         165,648         165,648         165,648         165,648
Oct., Nov. & Dec '99                    119,056                         119,056         119,056         119,056         119,056
Sept '99 Warrant Exercise Shares         37,500                          37,500          37,500          37,500          37,500
                                     ----------
                                      1,070,671
                                     ----------

Jan, Feb & March '00                  4,438,439                       4,438,439       4,438,439       3,328,829       4,438,439
April, May & June '00                     6,068                           3,034           6,068           1,517           6,068
July, August & September '00          1,019,324                               -       1,019,324               -       1,019,324
                                     ----------
                                      5,463,831
                                     ----------


                                                                    -----------------------------------------------------------
Weighted Average Shares                                              15,517,089      16,541,621      14,408,136      16,541,621
                                                                    ===========================================================


Net Income (Loss) Attributable to Common Stockholders                (2,386,968)     (2,538,014)     (4,653,816)     (5,785,967)
Net Income (Loss) Per Share                                               (0.15)          (0.15)          (0.32)          (0.35)
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